Form C

Cover Page

Name of issuer:

WhiteClouds Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: UT

Date of organization: 1/18/2013

Physical address of issuer:

766 South Depot Drive
Suite 8
Ogden UT 84404

Website of issuer:

https://www.whiteclouds.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

1/18/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

31

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$3,112,269.00	$3,965,530.00
Cash & Cash Equivalents:	$66,222.00	$64,892.00
Accounts Receivable:	$290,062.00	$204,952.00
Short-term Debt:	$2,123,810.00	$978,856.00
Long-term Debt:	$5,403,164.00	$4,849,807.00
Revenues/Sales:	$2,293,065.00	$2,562,441.00
Cost of Goods Sold:	$1,066,819.00	($1,528,380.00)
Taxes Paid:	$77,989.00	$64,335.00
Net Income:	($3,492,801.00)	($4,728,585.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

WhiteClouds Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jerry Ropelato	Technology	WhiteClouds	2013
Joey Skinner	Management	WhiteClouds	2015
David Forsberg	Chief Revenue Officer	WhiteClouds	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Lesa May	Controller	2015
Jerry Ropelato	CEO	2013
Jerry Ropelato	Director	2013
Joey Skinner	COO	2015
David Forsberg	CRO	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jerry Ropelato	13400352.0 Common Stock	34.08
Ropelato Family Enterprise	17444444.0 Common Stock	44.3

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

While the Company believes in good faith that its business plans have a reasonable chance of success, the operations of the Company are ultimately speculative and involve the possibility of a total loss of investment, due to any number of considerations. Investment is suitable only for individuals who are financially able to withstand total loss of their investment.

We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

We may face potential difficulties in obtaining outside capital from venture capital or investment firms.

Our management team has limited experience in the 3D Printing industry and has not managed a business with similar risks and challenges specific to our business.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Quality management plays an essential role in determining and meeting customer requirements, preventing defects, improving the Company's products and services and maintaining the integrity of the data that supports the safety and efficacy of our products.

Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of the products can lead to injury or other adverse events.

Through our operations, we collect and store certain personal information that our customers provide to purchase products or services, register on our web site, or otherwise communicate and interact with us.

The Company's success depends on the experience and skill of its executive officers and key employees.

We rely on various intellectual property rights, including patents in order to operate our business.

From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights.

Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

Changes in employment laws or federal or state regulations could negatively impact or harm our performance.

The Company could be negatively impacted if found to have infringed on intellectual property rights.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.

We rely on agreements with third parties to provide certain services, goods, technology, and intellectual property rights necessary to enable us to implement some of our applications, products, and services.

If we fail to maintain or expand our relationships with our suppliers and manufacturers, we may not have adequate access to new or key technology necessary for our products, which may impair our ability to deliver leading-edge products and services.

We must acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to technology change.

Our failure to deliver high quality 3D Prints could damage our reputation and diminish demand for our products.

Cyclical and seasonal fluctuations in the economy, in internet usage and in traditional retail shopping may have an effect on our business.

As 3D Printing technology changes, we may need to invest in additional technologies which may have an effect on our business.

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

If we do not respond to technological changes or upgrade our technology systems, our growth prospects and results of operations could be adversely affected.

We currently obtain consumables and certain equipment parts from single or limited sources, and are subject to significant supply and pricing risks.

The Company will depend on the performance of distributors, retailers, and other resellers in promoting our products and services.

At some future date, we may be subject to healthcare PHI data and HIPAA requirements that may require additional investment, expertise, consulting expense, employee hires that may have additional risks and challenges specific to our business.

The company intends to use a significant portion of the proceeds from the offering for unspecified working capital. The offering proceeds will be used by the Company in the ways management deems most effective towards the Company's goals. This means that although we definitely have plans for the proceeds (focused on sales, marketing, and product development) the Company will have ultimate discretion to use the proceeds as it sees fit and the Company has chosen not to limit the Company's use of the funds to specific uses that investors could evaluate. Such portion of the proceeds from this offering will be used for the purpose that the company's management deems to be in its best interest in order to address changed circumstances or opportunities. As a result of the foregoing, the Company's success will be substantially dependent upon its discretion and judgement with respect to application and allocation of such portion of the proceeds of this Offering. The company may choose to use the proceeds in the manner that the investors do not agree with and investor may have no recourse. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations, and ultimately cause an investor to lose all or portion of his or her investment.

The market for technology companies is not predictable. While we may be able to sell the company for its technology, client relationships, team or other factors, there is no guarantee that it can be sold, nor that it will become profitable, nor that it will reach an Initial Public Offering (IPO). Even if those do occur, there is no guarantee that investor returns will be positive.

We may be subject to future governmental regulations. Aspects of our business and our products may be regulated at the local, state, and federal levels. Our products may be subject to state, local and Federal environmental laws and regulations, including those relating to the handling and storage of hazardous materials. We and our products may also be subject to significant governmental regulation relating to labor conditions, safety in the workplace, healthcare and other human resource issues. The nature and scope of future legislation, regulations and programs cannot be predicted. While we anticipate that we and our products will be in compliance with all applicable governmental regulations, there still may be risks that such laws and regulations may change with respect to present or future operations. Such additional costs would increase the cost of investments and operations and decrease the demand for products and services. We and our products will be ultimately responsible for compliance with such regulations and for obtaining and maintaining all required permits and licenses. Such compliance may be time consuming and costly, and such expenses may materially affect our future ability to break even or generate profits.

We do not plan to pay dividends to its shareholders in the near future and there is no guarantee it will ever receive any profit from its operations so as to be able to declare and pay dividends to its shareholders.

We may experience substantial competition in the future from companies that have more financial capabilities and resources.

We may not have sufficient product liability insurance to cover potential damages that may arise from legal suits or litigation.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions. Our securities may not be marketable in the foreseeable future.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 96% We will expand our sales and marketing efforts. 4% Wefunder Intermediary fee

---

If we raise: **$650,000**

Use of Proceeds: 96% Additional 3D Equipment Purchases. 4% Wefunder Intermediary fee

---

If we raise: **$1,070,000**

Use of Proceeds: In addition to above, 38.3% of this funding will cover general operations until potential follow-on financing of a Series-A equity investment is obtained. 4% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (90%) , or
- (ii) if the valuation for the company is more than **$20 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $19,000,000 and a discount rate of 90%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	50,000,000	0	No
Common Stock	50,000,000	34,565,592	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	6,272,405
Options:	4,750,625

Describe any other rights:

All warrants and options will convert to Common Stock. Common Stock has voting rights. No Preferred Stock is outstanding. SAFE holders will convert to Preferred Stocks with liquidation preferences and no voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company. Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently. A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company. Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Jerry Ropelato
Issue date	12/30/17
Amount	$548,579.00
Outstanding principal plus interest	$548,579.78 as of 07/20/18
Interest rate	0.0% per annum
Maturity date	12/31/19
Current with payments	Yes

Loan

Lender	Connect VC
Issue date	04/10/18
Amount	$955,921.00
Outstanding principal plus interest	$191,184.00 as of 07/23/18
Interest rate	8.0% per annum
Maturity date	05/21/19
Current with payments	Yes

Loan

Lender	Jerry Ropelato
Issue date	06/30/18
Amount	$150,000.00
Outstanding principal plus interest	$150,000.00 as of 07/20/18
Interest rate	0.0% per annum
Maturity date	06/30/19
Current with payments	Yes

Convertible Note

Issue date	12/26/15
Amount	$600,000.00
Interest rate	8.0% per annum
Uncapped Note	Yes
Maturity date	12/25/17

This convertible note was with founder, Jerry Ropelato. It has not yet been converted, and the loan has not been paid back.

Convertible Note

Issue date	01/23/16
Amount	$3,844,000.00
Interest rate	8.0% per annum
Uncapped Note	Yes
Maturity date	01/01/18

This convertible note was with founder, Jerry Ropelato. It has not yet been converted, and the loan has not been paid back.

Convertible Note

Issue date	01/28/17
Amount	$321,000.00
Interest rate	8.0% per annum
Uncapped Note	Yes
Maturity date	01/27/19

This convertible note was with founder, Jerry Ropelato. It has not yet been converted, and the loan has not been paid back.

Convertible Note

Issue date	03/05/18
Amount	$80,000.00
Interest rate	8.0% per annum
Discount rate	20.0%
Valuation cap	$18,000,000.00
Maturity date	03/05/20

This convertible note was with VKH Ventures. It has not yet been converted, and the loan has not been paid back.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Section 4(a)(2)	Convertible Note	$600,000	General operations
1/2016	Section 4(a)(2)	Convertible Note	$3,844,000	General operations
1/2017	Section 4(a)(2)	Convertible Note	$321,000	General operations
7/2017	Regulation Crowdfunding	SAFE	$1,070,000	General operations
3/2018	Section 4(a)(2)	Convertible Note	$80,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Jerry Ropelato
Amount Invested	$150,000.00
Transaction type	Loan
Issue date	06/30/18
Outstanding principal plus interest	$150,000.00 as of 07/09/18
Interest rate	0.0% per annum
Maturity date	06/30/19
Outstanding	Yes
Current with payments	Yes
Relationship	Owner

Name	Jerry Ropelato
Amount Invested	$548,579.78
Transaction type	Loan
Issue date	12/20/17
Outstanding principal plus interest	$548,579.78 as of 04/20/18
Interest rate	0.0% per annum
Maturity date	12/31/19
Outstanding	Yes
Current with payments	Yes
Relationship	Owner

Name	Jerry Ropelato
Amount Invested	$600,000.00
Transaction type	Convertible note
Issue date	12/25/15
Interest rate	8.0% per annum
Maturity date	12/25/17
Uncapped note	Yes
Relationship	Owner/ Founder

This convertible note was with founder, Jerry Ropelato. It has not yet been converted, and the loan has not been paid back.

Name	Jerry Ropelato
Amount Invested	$3,844,000.00
Transaction type	Convertible note
Issue date	01/22/16
Interest rate	8.0% per annum
Maturity date	01/22/18
Uncapped note	Yes
Relationship	Owner/ Founder

This convertible note was with founder, Jerry Ropelato. It has not yet been converted, and the loan has not been paid back.

Name	Jerry Ropelato
Amount Invested	$321,000.00
Transaction type	Convertible note
Issue date	01/27/17
Interest rate	8.0% per annum
Maturity date	01/27/19
Uncapped note	Yes
Relationship	Owner/ Founder

This convertible note was with founder, Jerry Ropelato. It has not yet been converted, and the loan has not been paid back.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

WhiteClouds' 3D Printing software platform enables businesses to produce customized products for their customers like: a model brain-with-tumor based on a patient's personal MRI, a veterinary model used in pre-surgical planning for a dog with angular limb deformity, or a custom figurine for a super fan.

By coupling our cloud-based software platform with our full color 3D printing facility, the options are limitless-that's why we are attracting some of the largest brands in the world.

At WhiteClouds, we know over 88% of customers want personalization in their products. That's why we make it easy for companies to create personalized and customized products, big and small—no expertise in 3D design, software, or equipment necessary. Our robust end-to-end software and dedication to quality is why we have customers ranging from medical and veterinary to gaming and retail.

Milestones

WhiteClouds Inc. was incorporated in the State of Utah in January 2013.

Since then, we have:

·$8.4 Million in Revenue Since Inception

· 3DaaS Software Platform

·Acquired Software 3D Printing Companies: Sandboxr and 3DPlusMe

· Two Pending Patents

·After a successful 18 month trial, signed contract to provide patient-specific 3D printed Veterinary models with largest Veterinary platform (1,870 veterinary surgical centers)

· New Customers Include: Largest Anatomical Models Supplier and two of the Largest Healthcare3D Visualization Developers in the US and Europe (Medical Imaging Software used by 6,300 Healthcare providers)

· Customers Include: 2nd, 3rd, and 9th Largest Video Game Publishers

Historical Results of Operations

· *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $2,293,065 compared to the year ended December 31, 2016, when the Company had revenues of $2,562,441. Our gross margin was 53.98% in fiscal year 2017, compared to 40.35% in 2016.

· *Assets*. As of December 31, 2017, the Company had total assets of $3,112,269, including $66,222 in cash. As of December 31, 2016, the Company had $3,965,530 in total assets, including $64,892 in cash.

· *Net Loss*. The Company has had net losses of $3,492,801 and net losses of $4,728,585 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

· *Liabilities*. The Company's liabilities totaled $7,526,974 for the fiscal year ended December 31, 2017 and $5,828,663 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $3,000,000 in equity, $4,845,000 in convertibles, and $1,070,000 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 2 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don’t have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 1 month. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

WhiteClouds Inc. cash in hand is $104,353, as of 7/17/218 . Over the last three months, revenues have averaged $334,576/month, cost of goods sold has averaged $110,736/month, and operational expenses have averaged $352,481/month with our EBITDA averaging $-48,680 per month. Our intent is to be profitable in 3-4 months with our sales increasing due to increased channel sell-through, increased marketing/conversions, fabrication of larger 3D models (with larger gross margins), new veterinary customers, and entering the seasonal strength of Q3/Q4. In lieu of a successful fundraise, the company will reach out to other private investors, or will continue to receive capital from founder, Jerry Ropelato.

-

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.whiteclouds.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1
Financials 2

Appendix D: Director & Officer Work History

David Forsberg
Jerry Ropelato
Joey Skinner
Lesa May

Appendix E: Supporting Documents



INVEST IN WHITECLOUDS

$0

raised of $100K min target from 0 investors

Custom 3D Printing for businesses—world's largest color 3D printing facility

WhiteClouds' 3D Printing software platform enables businesses to produce customized products for their customers like: a model brain-with-tumor based on a patient's personal MRI, a veterinary model used in pre-surgical planning for a dog with angular limb deformity, or a custom figurine for a super fan. By coupling our cloud-based software platform with our full color 3D printing facility, the options are limitless-that's why we are attracting some of the largest brands in the world.



Jerry Ropelato
CEO
30 years in internet media, tech product development, and manufacturing. Founder of $130M Purch.

Inside WhiteClouds



$ 100 min

Invest

REMIND ME (346)

What you are investing in

Future Equity (Wefunder SAFE)

~~$20M~~ **$19M** valuation cap

First $100K investors of this fundraise will invest in a SAFE with a $19M valuation cap and 10% discount.

10.0% discount

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $19M in the future.

Earning a return

Learn more about SAFEs

medical device · manufacturing · healthcare · games · events · b2b · animals · 3d printing · entertainment · 3d printing · tech · software · 3d printing · b2b · construction

Why you may want to invest

1. $8.4 Million in Revenue Since Inception
2. 3DaaS Software Platform
3. Acquired Software 3D Printing Companies: Sandboxr and 3DPlusMe
4. Two Pending Patents
5. After a successful 18 month trial, signed contract to provide patient-specific 3D printed Veterinary models with largest Veterinary platform (1,870 veterinary surgical centers)
6. New Customers Include: Largest Anatomical Models Supplier and two of the Largest Healthcare3D Visualization Developers in the US and Europe (Medical Imaging Software used by 6,300 Healthcare providers)
7. Customers Include: 2nd, 3rd, and 9th Largest Video Game Publishers
8. Gross Profit margin improved from 53% to 67% over the last 4 quarters

Our Ambition

At WhiteClouds, we know over 88% of customers want personalization in their products. That's why we make it easy for companies to create personalized and customized products, big and small—no expertise in 3D design, software, or equipment necessary. Our robust end-to-end software and dedication to quality is why we have customers ranging from medical and veterinary to gaming and retail.

- 3D_Printing_and_Consumer_Products_Manufacturing.pdf
- Disruptive_Technologies-McKinsey.pdf
- Market_Guide_to_3D_Printer_Manufacturers-Gartner.pdf
- Medical_3D_Printing-Jenny_Chen_MD.pdf
- WhiteClouds_Investor_Presentation.pdf

https://whiteclouds.com

Ogden, UT

Why I Like WhiteClouds

As a technology entrepreneur for 25 years, and an angel investor for 15 years, I've seen a lot of ideas and met a lot of entrepreneurs (hundreds). I can tell you that Jerry Ropelato and WhiteClouds are the "real deal." Jerry is one of those serial tech entrepreneurs who starts his next company with the same passion and hunger that he started his first one and is willing to commit his own personal capital before asking others to do the same. WhiteClouds' exceptional quality has established them as the go-to service provider for the world's largest 3D printing projects. I'm delighted to finally have the opportunity to invest in what I personally believe is a billion-dollar company, with a guy I trust implicitly.



James Marciano
CEO OF SOLEBURY ADVISORS

Since partnering with WhiteClouds, we have been able to enhance the entire architectural experience for our clients! The ability to recreate our client's custom log and timber frame home design in the form of a 3D print model, provides a greater clarity as to how the project will look and feel on the specific topography of their building site.

Jeffery W. Caudill
President | Winterwoods Homes, Ltd.

The use of 3D Printing is a footwear industry standard that continues to gain momentum in the Production environment as Additive Manufacturing technology evolves. Companies such as Wolverine Worldwide who embrace 3D Printing not only survive, but thrive with the strategic implementation of relevant, new and innovative Additive technologies.

Mark Baker

Wolverine World Wide

3D Print Packs extend our advanced visualization expertise to include the material world. It is especially exciting that this feature can be turned on within every current TeraRecon installed base system. We are excited to work with WhiteClouds to not only make 3D printing accessible to everyone, but also make prints that are remarkable in terms of their detail and realism.

Jeff Sorenson

CEO | TeraRecon

SAN FRANCISCO | GENTRY

Diagnostic and Interventional Cardiology November/December 2017 Page 24

July 9, 2018

3D PRINT.com

Layla the Rhino's Surgery Goes Smoothly Thanks to Some Help from 3D Printing

Layla, a seven-year-old, 2,300-pound black rhino at Brookfield Zoo in Chicago, hasn't been feeling so well lately. Anyone who has ever suffered from an impacted molar, like Layla has been, knows that it's not a pleasant experience, but Layla's molar ended

May 18, 2018 @ 3dprint.com

DAIC Diagnostic and Interventional Cardiology

The Use of 3-D Printing in Cardiology

Three-dimensional (3-D) printed anatomic models created from a patient's computed tomography (CT), magnetic resonance imaging (MRI) or 3-D ultrasound imaging datasets are seeing increasing use for procedural planning and hands-on clinical

October 13, 2017 @ dicardiology.com

itn IMAGING TECHNOLOGY NEWS

Advances in Cardiac Imaging at RSNA 2016

Each year imaging system manufacturers use the Radiological Society of North America (RSNA) meeting at the end of the year to unveil their latest technologies. RSNA 2016 included several new cardiovascular imaging advancements. Watch the

January 30, 2017 @ itnonline.com

ADDITIVE MANUFACTURING

3D Printing Pioneer WhiteClouds Celebrates 2016 Achievements

OGDEN - January 4, 2017- WhiteClouds , the world's largest full-color 3D printing cloud provider, today released a recap of major accomplishments for the company in 2016, its third year in operation and one marked by a 30% increase in production

January 5, 2017 @ additivemanufacturing.com

MedicalDesign & OUTSOURCING

WhiteClouds inks partnership deal with TeraRecon, launches 3DyourScan anatomical model printing

3D-printing cloud provider WhiteClouds said today it inked a partnership deal with TeraRecon and launched the 3DyourSCAN life-size anatomical model printing service.

November 30, 2016 @ medicaldesignandoutsourcing.com

dt DIGITAL TRENDS

Personalized 3D-printed organ models show pre-op patients what they're facing

Long-term, the dream of medical additive manufacturing is to be able to bioprint fully functional 3D-printed organs. That doesn't mean that 3D printing doesn't have anything concrete to offer the medical world in the meantime, however. Full-color

November 18, 2016 @ digitaltrends.com

3D PRINT.com

Unique Opportunities in 3D Printing for Patient-Specific Healthcare -- A Few Questions For: Whiteclouds

Some may say that those crying out that 3D printing is the key to the next industrial revolution have their heads in the clouds -- but is that always such a terrible thing?

April 22, 2016 @ 3dprint.com

MedicalDesign & OUTSOURCING

Super Bowl player's 3D-printed arm brace just a start for Whiteclouds

Last year, Carolina Panthers linebacker Thomas Davis showed off a new bit of equipment during Super Bowl 50 - a 3D-printed brace that helped protect Davis by providing shock absorption for the player's healing forearm.

April 14, 2016 @ medicaldesignandoutsourcing.com

Panthers Player Wears 3-D Printed Brace in the Super Bowl

In the January 24 NFC Championship game victory against the Arizona Cardinals, All-Pro Carolina Panthers linebacker Thomas Davis left the game with a broken arm. For most players, that type of injury would require an extensive amount of time

February 8, 2016 @ compositesmanufacturingmagazine.com

www.3ders.org

Jan 6, 2016 | By Kira What happens when two leaders in personalized, high quality and scalable 3D printing services join forces? We're about to find out. WhiteClouds, operator of the world's largest full-color 3D printing lab and operator of 25+

February 6, 2016 @ 3ders.org

3D Printing Makes Super Bowl Debut

Fans rooting for the Carolina Panthers in this week's Super Bowl can thank 3D printing for slightly increasing their chances of a victory The reason: Star linebacker Thomas Davis is relying on a printed arm brace to ensure his presence on the field.

February 5, 2016 @ rapidreadytech.com

Hnida: How Thomas Davis Will Play Super Sunday With A Broken Arm

SANTA CLARA, Calif. (CBS4) - The NFL has gone bionic, at least when it comes to a first of its kind 3-D brace to protect a newly fractured forearm. That brace was made for Carolina Panther linebacker Thomas Davis, who fractured his forearm two weeks

February 5, 2016 @ denver.cbslocal.com

Injured Panthers linebacker playing in the Super Bowl with 3D-printed arm brace

When it comes to the Super Bowl, not even a broken arm will keep dedicated players from participating in the championship game. And now with 3D printing, players can compete with relative comfort and minimal impact on the injury.

February 5, 2016 @ foxnews.com

3D Printing Plays Major Role in Super Bowl 50 - Robotics Trends

Despite breaking his right forearm during the NFC Championship a couple weeks ago, Carolina Panthers linebacker Thomas Davis will play in Super Bowl 50 against the Denver Broncos, and he might start. Davis underwent surgery the day after the NFC

February 5, 2016 @ roboticstrends.com

How a 3-D Printer May Have Changed the Outcome of Super Bowl 50

A few minutes after the Carolina Panthers punched their ticket to Super Bowl 50 with a blowout win over the Arizona Cardinals, reporters asked stud linebacker Thomas Davis how his arm was feeling. "Yeah, it's broken," he replied. He'd run into Arizona

February 5, 2016 @ wired.com

Carolina Panthers player could be first to wear 3D-printed brace in an NFL game

Carolina Panthers outside linebacker Thomas Davis broke his arm in the game leading up to the Super Bowl. But that doesn't mean he will be sitting on the bench for the championship game this Sunday. He plans on taking the gridiron with a 3D-printed

February 5, 2016 @ mashable.com

Injured Panthers linebacker playing in the Super Bowl with 3D-printed arm brace

When it comes to the Super Bowl, not even a broken arm will keep dedicated players from participating in the championship game. And now with 3D printing, players can compete with relative comfort and minimal impact on the injury.

February 5, 2016 @ digitaltrends.com

Injured football player may wear 3D-printed brace in Super Bowl

Carolina Panthers All-Pro linebacker Thomas Davis could suit up with a custom-printed arm brace to protect a nasty fracture during the biggest game of his life.

February 5, 2016 @ cnet.com

Why a 3-D Printing Company Will Be on the Field at the Super Bowl

In the second quarter of this year's NFC Championship Game, with his Arizona Cardinals already trailing the Carolina Panthers 17-0, tight end Darren Fells caught a pass in the middle of the field and, sensing he was about to get creamed by two

February 5, 2016 @ inc.com

Carolina Panthers player could be first to wear 3D-printed brace in NFL game

Carolina Panthers linebacker Thomas Davis could be the first player to wear a 3D-printed brace in an NFL game, according to CNET. Davis broke his right forearm in the NFC championship game against the Arizona Cardinals on Jan. 24.

February 5, 2016 @ myfox8.com

Silicon Valley Super Bowl Shows Off Cutting Edges in Sports Tech

Super Bowl 50 brings out the latest technology-from the stadium's more than 1,200 WiFi hotspots to virtual helmets of fans' favorite teams.

February 5, 2016 @ eweek.com

www.3ders.org

Feb 4, 2016 | By Kira Carolina Panthers' all-pro linebacker Thomas Davis might soon become the first NFL player to wear a piece of 3D printed equipment during a game-and it's not just any game: we're talking about Super Bowl 50, the American

February 5, 2016 @ 3ders.org

Panthers linebacker gets 3D-printed brace for Super Bowl

Whiteclouds worked with Charlotte-based 3D Elite on the design, a company that specializes in braces and casts for sports. The brace is made printed out of a composite blend of plastic and rubber materials. This makes it rigid to stabilize the

February 4, 2016 @ engadget.com

Carolina Panthers Linebacker To Wear 3D-Printed Brace In Super Bowl

Of the more than one million high schoolers playing football right now, about 6.5 percent of them will go on to play at the collegiate level. Of those players, about 1.6 percent will make it to the National Football League, where they'll play for an average

February 4, 2016 @ medicaldaily.com

Super Bowl linebacker will wear a 3D-printed brace on his recently shattered arm

When the Carolina Panthers defense takes the field on Super Bowl Sunday against Peyton Manning and the Denver Broncos, the first-ever 3D-printed equipment will likely make its NFL debut. Panthers linebacker Thomas Davis will be wearing a

February 4, 2016 @ dailydot.com

Panthers' Linebacker Will Wear 3D-Printed Arm Brace To Play In Super Bowl 50

After fracturing his arm during the NFC title game nearly two weeks ago, Carolina Panthers linebacker Thomas Davis immediately vowed that he'll be able to play in Super Bowl 50 this Sunday. The question is, how would he make good on that

February 4, 2016 @ techtimes.com

3D Printed Resort Pool Model Delivers Realistic Results from WhiteClouds

Delivering realistic models of architectural designs has always been a challenge. While 3D renderings and 'fly-throughs' can help a client understand the design's beauty and functionality, there's nothing like a physical model to assist."In the past, modelmakers

July 31, 2014 @ 3dsystems.com

WhiteClouds Creates Colorful 3D Models for Architects and Builders

Industrial-scale 3D printing is working its way into architectural modeling as the technology improves in speed, lowers in cost, and broadens in scope. New to the market for professional 3D printing services is the South Ogden, Utah-based

July 8, 2014 @ architectmagazine.com

Geek Report Season Finale, insidesales.com, 3D Printing, and the Week in Geek

Want to know more about 3D printing? What about business technology? How about the new Gotham TV show? Get all your info right here on the Geek Report with Steven Heumann!

May 9, 2014 @ youtube.com

The Inside 3D Printing Show's Most Eye-Catching Projects

When I dropped by the Inside 3D Printing Conference and Expo at New York City's Javits Center, I was struck by how much it has grown in just a year-seemingly doubled in size. It's good to know that interest among both business and consumers in this

April 3, 2014 @ pcmag.com

The Inside 3D Printing Show's Most Eye-Catching Projects

When I dropped by the Inside 3D Printing Conference and Expo at New York City's Javits Center, I was struck by how much it has grown in just a year-seemingly doubled in size. It's good to know that interest among both business and consumers in this

April 3, 2014 @ pcmag.com

3D printing stands out at CES 2014 (pictures)

3D printing is big at CES 2014, with lots of vendors showing many products and related services to be found around the exhibit halls.

February 24, 2014 @ cnet.com

VIDEO: WhiteClouds High-End 3D Printing Services -

At CES, Red Touch Media's Frank Radice got the opportunity to interview Jerry Ropelato, CEO of WhiteClouds, on their high-end 3D printing services and the future of the 3D printing industry. This interview was for Red Touch Media's influencer series,

February 12, 2014 @ redtouchmedia.com

Fine Print

Like any good secret laboratory, Zeni Kinetic is located in a nondescript building in downtown Salt Lake City that conceals the futuristic technology hidden within. Inside, company principal Nicco Macintyre sounds like a parent boasting about an honor

January 29, 2014 @ cityweekly.net

The Future Is Here | Whole Foods Magazine

3-D printing, wearable technologies and robots are all making headlines for their Jetsons-quality lifestyle implications. These are not prototypes. High tech isn't as conceptual as it once was.

January 21, 2014 @ wholefoodsmagazine.com

3D Printer Whiteclouds Wins Prestigious TPN Innovator Pick Award

3D printing company Whiteclouds.com brings this new technology to anyone with their online cloud 3D printing service. Whiteclouds CEO Jerry Ropelato joins Geekazine's Jeffrey Powers and Geek News Central's Todd Cochrane to get the award

January 21, 2014 @ tpn.tv

WhiteClouds 3D Printing, Hands-On From CES 2014

Although 3D printing has been out for quite some time, it has only recently started to become more affordable and accessible to the common consumer. We saw some great projects launch and succeed in 2013, so 2014 might be where 3D printing hits a

January 13, 2014 @ technologytell.com

"3D printing for the masses": WhiteClouds aims to capture the public's imagination at CES

One of the key aims of the companies exhibiting at the TCT-sponsored 3D Printing TechZone at International CES 2014 is to capture the imagination of the general public - ordinary people with no design, 'maker' or other technical background.

November 26, 2013 @ tctmagazine.com

BuzzFeed Community

A New Look At The High-Speed Hyperloop

This post was created by a user and has not been vetted or endorsed by BuzzFeed's editorial staff. It is also not paid advertising. BuzzFeed Community is a place where anyone can post awesome lists and creations. Learn more or post your buzz!
August 30, 2013 @ buzzfeed.com

Slate

Watch a Team of Designers 3-D Print a Model of the Hyperloop in 24 Hours

When Elon Musk unveiled his idea for the Hyperloop, a super-fast pneumatic transportation system, a lot of people didn't know quite what to make of it. But Utah tech entrepreneur Jerry Ropelato did. Spying a PR opportunity, he challenged the
August 21, 2013 @ slate.com

CIO TODAY

Doesn't Go 800 mph, But 3D Printed Hyperloop Model Is Cool - Personal Tech on CIO Today

During the Hyperloop reveal, Musk said it would be awhile before he tackled it because his focus was on his SpaceX space-launching and Tesla electric-car ventures. Musk said he may get to working on a Hyperloop prototype within 10 years.
August 21, 2013 @ cio-today.com

PHILADELPHIA BUSINESS JOURNAL

Elon Musk's Hyperloop design inspires a startup to 3-D print a prototype - Silicon Valley Business Journal

For anyone wondering what Elon Musk's Hyperloop concept may physically look like, WhiteClouds, a 3-D printing company, has produced a prototype. Jerry Ropelato, WhiteCloud's CEO, saw Musk's 57 page Hyperloop design and issued his team a
August 21, 2013 @ bizjournals.com

WIRED

3-D Printing Elon Musk's Hyperloop in Less Than 24 Hours

When the team at Whiteclouds downloaded Elon Musk's plans for the Hyperloop, they didn't just pore over the details. They went to work. Twenty-four hours later, they had a 3-D printed model of Musk's fantastical vision of a shotgun shell stuffed with
August 21, 2013 @ wired.com

SLASHGEAR

Elon Musk's Hyperloop 3D printed to show what could be

After mentioning it earlier this year, Elon Musk of Tesla and SpaceX fame released detailed information on the Hyperloop he imagines, something that could quickly transport passengers from one location to another. To give the curious and ambitious
August 20, 2013 @ slashgear.com

We Enable Businesses to Customize 3D Products

Unlike our competitors who focus on creating product prototypes, we focus on creating the end consumer product.

WhiteClouds is a cloud-based 3D-printing service that enables businesses to create personalized products for their consumers. For instance, we 3D print all of Microsoft's personalized Halo 5 characters. It's a service Microsoft offers their customers online and when an order is submitted, we create the product and fulfill it.



Our Work Has Helped Save Lives

Our customers using our patent-pendind 3D printing technology to prepare for complex surgeries in both humans and animals.


Ella's 3D heart
Primary Children's Hospital

Ella's Story with Primary Children's Hospital


NBC5CHICAGO
5:17 59°
5

Black Rhino Layla with Brookfield Zoo



Medical Discussion on 3D Medical Models with Two of Our Customers

Jeff Sorenson – CEO of TeraRecon (3D Visualization Software Publisher) & Dr Quigley (NeuroRadiologist - University of Utah)



WhiteClouds Patent-Pending Hinge and Slice Medical Model

Pending patent 15/264,102 allows surgeons and veterinarians to view a hinged model of multiple slices of a living organ derived from a medical imaging file.

We Are a Technology Company

We have built an end-to-end software platform connected to 3D fabrication equipment.

From small businesses to large enterprises, our 3DaaS ecosystem of software is flexible enough for each customer's desired level of automation. 3D personalization, order management, 3D asset management, and 3D production processes are all part of the platform. Our robust software (and printing facility) allows us to tackle several verticals at once. What sets us apart is our ability to balance automation for efficiency and the quality of our color 3D prints.

Medical



Complex cases may sometimes need a different view. 3D models provide a hands on perspective with high detail and full color segmentation.

Veterinary



Veterinary surgeons utilize 3D printed models to minimize the time an animal is under anesthesia.

Architectural



With 3D printing technologies, models are easier to create, more affordable, more accurate, and have a higher level of detail than ever before.

Trade Show



Tradeshows around the world need precise 3D colored models to showcase their industry—from molecules to machines.

Gaming



With complete customization of players' favorite characters, 3D printed figurines provide incredibly fine details and are delivered directly to the player's doorstep.

Footwear



Footwear designers are moving from 2D design to 3D design, and need a rapid physical example of their design, months before the first shoe comes off the production line.

60,000 sqft

The world's largest full-color 3D-printing facility.








whiteclouds



Our Technology Can Produce Phenomenal Details



This 3'x3' model showcases the phenomenal detail that can be accomplished with full-color 3D Printing. Each individually designed element punctuates automated fabrication - from the Ancients, barracks, and towers in each base down to the forgotten bones of old enemies strewn along the side of a forest path. 3D Printing can produce details down to 16 Microns (1/6 the size of a human hair).

$8,460,732

Total Sales Since Inception



$6M
$5M
$4M
$3M
$2M
$1M
Projected Revenue Run Rate Q4 2018: $5.6M
**Discontinued low margin sales lines
2014
2015
2016
2017
2018
Total Annual Sales
Projected Sales for Q3 and Q4 2018

**Last year, we discontinued our lower margin sales lines – sales from our software acquisitions and hardware line. This had a negative impact on our sales growth, but it was the right thing to do for the business long-term. Since we terminated those lines 12 months ago, we have seen 124% revenue growth and 184% gross profit growth.



$1M
$750K
$500K
$250K
124% Revenue Growth
Q3-2017
Q4-2017
Q1-2018
Q2-2018
Sales by Quarter



$1M
$750K
$500K
$250K
184% Gross Profit Growth
Q3-2017
Q4-2017
Q1-2018
Q2-2018
Gross Profit by Quarter

Our cumulative revenue in Q1 and Q2 of 2018 is $1.7 million. We are conservatively estimating that our sales will grow in our largest-margin business lines anticipating to hit $4.4 million in sales this year. With the introduction of our veterinary line, it could be higher.

There is no guarantee that the numbers will materialize as projected. Projections for 2018 and later are dependent on variables outside of our control and may not materialize as displayed.

SHOW LESS

98%	72%	$4,223
Customer Retention Rate	Recurring Revenue	Avg Invoice Size of Recurring Customers

Meet Our Customers

Each of these major brands use the WhiteClouds solution to personalize and specifically tailor their products they produce using our manufacturing.

Ford · AUTODESK · CISCO · TARGET · Adobe · NHL
Disney · USA Basketball · UBER · NASA · FedEx · U.S. AIR FORCE
aramark · Walmart · DreamWorks Experience · DukeHealth · The University of Utah · HALO 5 Guardians
SONY · MATTEL · m&m Mars · Stanford · Skull Candy · Allstate

Our Journey So Far

Quality has always been the underlying driver for everything we do at WhiteClouds. In 2017, it was about bringing that quality to our B2B2C sales channel. Now, we want to boost our marketing to capitalize on the foundation we've built.

January 2013

WhiteClouds Launches with Initial Funding

14 co-founders (working for equity) formed the initial WhiteClouds team with $500K in funding with the goal of building a cloud based 3D printing company.

April 2013

3D Printers

Purchased first 3D Printers (8 of them) and began learning equipment capabilities, finishes, pre/post production processes.

May 2013

Funding

New investment of $2,500,000 from CEO to be used to expand production capabilities and fund more R&D.

November 2014

Architecture and Entertainment

Released new product line/services in architectural 3D Printed models and 3D Printed figurines in entertainment.

May 2015

Medical Models

Began research and development on new personalized 3D Printed medical models from CAT scans and MRI's. $3,500,000 in new R&D Grant funding.

October 2015

Expansion

Moved to our new 60,000 square foot facilities. Additional equipment purchases make us the largest facility of full-color 3D printing in the world.

December 2015/June 2016

Acquisitions 2015/2016

The 3DPlusMe acquisition brings 3D SaaS platform for automated order management and manufacturing. Sandboxr's acquisition brings additional IP with patent-pending poly-bonding software.

October 2016

Patent-Pending

Submitted our new Hinge and Slice medical model design.

2017

Events and Tradeshows

3D printing and advanced manufacturing of large scale props, displays, and signs for major events. Strategic partnership with Freeman Co., the largest event management & brand experience company.

2017-2018

3D Printing for the Veterinary Market

WhiteClouds becomes a strategic provider of 3D printed patient specific pre-operative models for Mars Pet Care, the largest owner of veterinary surgical centers with 1,800+ locations.

2018

Medical Industry Expansion

Partnership with Sectra, leading provider of medical imaging data. Further expands our position as a market leader in medical models.

2018

3D Model of "Layla the Rhinoceros"

WhiteCloud's anatomy model of Laylay's skull helps facilitate a life-saving surgery for one of the rarest large mammals on Earth.

Our Founder's Last Startup: Over $100 Million in Revenues

We have an all-star, experienced team ready to conquer the 3D printing market.

Jerry Ropelato, the founder and CEO of WhiteClouds, also founded Purch which is now among the largest internet technology media companies in the world owning different website brands, such as Tom's Hardware, TopTenReviews, Business.com, and Buyer Zone. Jerry's vision and drive has proven extremely successful in many entrepreneurial endeavors. In fact, the executive management team at WhiteClouds have been successful entrepreneurs and executives growing significant revenues at multiple companies. They have built a team of highly talented designers, craftsmen, and technologists capable of building any 3D model and the initial business relationships in markets that will drive major adoption into the future.

Let's Build Better, Bigger, Faster

WhiteClouds is positioned to become the go-to full-color 3D printing service enabler for businesses wanting to provide personalized products to their customers. Our 3D projects are becoming larger and larger and our capabilities continue to grow.


ally
wilton

Large 3D fabricated pieces is the fastest-growing segment of our business, usually for trade shows. The FA 18 jet took us only a week!

Thank you to all of our customers, fans, and friends. Your support has been crucial to the growth of our company. Many of you have asked, "How can I invest in WhiteClouds?" Now you can. We are partnering with Wefunder to raise money and I hope you will take the opportunity to share in the success of our journey.

Often, I speak on my favorite subject entitled "A Futuristic Look at the Next 100 Years in Technology." Along with robotics, space travel, autonomous vehicles and many other topics, I always get very excited talking about the future of 3D printing. Even though aspects of 3D printing have been around for 30+ years, most businesses have no idea how this technology will impact them. The amazing things that can be done with 3D printing can give businesses competitive advantages in their current situations. Education is always part of our sales process and we are fortunate that we are in the middle of those early conversations and can help shape some of their future strategies.

We know WhiteClouds is well positioned to be the market leader. We are making incredible progress and setting the stage for our future growth. Come join us on our journey and help make a difference with this new technology.

Thank you,

Jerry Ropelato

Jerry Ropelato


whiteclouds

Thank you from the whole WhiteClouds team!

Meet the Founders



Jerry Ropelato

CEO

30 years in internet media, tech product development, and manufacturing. Founder of $130M Purch.



Joey Skinner

Chief Operating Officer

Over 30 years experience in software, manufacturing, and executive management. He has been involved with large public companies and enjoys the agile atmosphere of technology start-ups.



Dave Forsberg

Chief Revenue Officer

25 yrs in sales & marketing. Led Marketstar to $325M in annual revenue as EVP Business Development.

AND THE REST OF THE TEAM



Kerry Parker
VP Sales - Business Dev.



David Southern
Director of Development



Lesa May
Controller



Kelly Root
Design Manager



Dusty Dewitt
Art Director



Athena Perkins
3D Medical Specialist



Wayne Ropelato
Production Manager

Raised $10,569,500 From 626+ Investors

FUNDING HISTORY



Alex Cheong



Steef Van Winkel
Global Product Lead @ Google. Investor.



John Grosso
Retired Pilot



Cluster Mcglothin
Investor Sacramento,California



Eric Williams



Nick Daniels
Small business owner, former practicing school psychologist. Looking to find intriguing and exciting startups to invest in.

MORE INVESTORS

Interview

WF: What is WhiteClouds? ^

– COLLAPSE ALL

WC: WhiteClouds is 3D Printing in the Cloud for businesses. We provide an ecosystem for businesses to enable the creation of personalized products for their customers. Instead of focusing on creating product prototypes like many of our competitors, we focus on the end consumer product. A few examples:
- We work with builders, architects, and developers to create extremely detailed, physical architectural models for each customer's new home or building prior to construction.

- We work with hospitals to create personal anatomical models from their patients' CAT-Scans/MRIs to be used for pre-surgery planning and patient education.

- We work with gaming publishers to offer their customers the ability to better connect with the video game by creating a physical model of their personalized avatar/characters.

- We work with tradeshow and display companies to offer unique model displays for their customers, both large and small.

WhiteClouds is now the largest full-color 3D Printing facility in the world.

WF: What does the overall market for 3D printing look like right now? ^

WC: 3D printing is a large industry but it's also a very fragmented industry with a lot of different sub-industries. These include everything from commercial and consumer printer manufacturers and the companies that make the printing materials, to service bureaus, scanning companies, and companies selling 3D-printable content. Then there are software publishers that make the modeling software. We are positioned in the services side.

When people think of 3D printing they usually think about quick print jobs. You plug in a USB cable to a printer and out comes the end product. It's not that easy. It takes a lot of work to prepare for a 3D print job. When we say we're a service organization, that's true because we are providing a service for other companies. But we have a lot of software and intellectual property on the front end to help us deliver a great quality product. In that respect, it's nothing like your local copy center.

Mckinsey and Company, a worldwide management consulting firm, has said they believe that by the year 2025 there will be $4 trillion dollars of consumer products that could be 3D printed. That doesn't mean they will be, but they could be. They analyzed actual products that they believe will be printed, and that could be a $100 billion to $300 billion marketplace by 2025. That is the exact market that we are going after.

Gartner, a research and consulting company, just published a new report stating that the 3D Printing Market will be $30 billion by 2023.

WF: What are the coolest things you have ever 3D Fabricated? ^

WC: We get asked that a lot.

Here are a few unique ones that stand out:

- Thomas Davis (Carolina Panthers Linebacker) brace. He wore the first 3D printed brace ever used in an NFL game and it happened to be Superbowl 50.

- Nasal cavity for Layla, a Black Rhino at the Brookfield Zoo.

- USS Arizona replica - joint project with Autodesk - they did the scanning of the ship as it rests today

- Thousands of small parts involved in a fast turnaround for an automobile recall.

- Dota Game Diorama

- 1/3 Scale model of an FA18 Hornet Jet for the NHL

- A 12 foot tall cake decorating tool

- An 8 foot tall Soccer Glove

- A model for NASA of the Eta Carina Nebula - 7,500 light years from earth

- Anything that has to do patient-specific medical models - we always know that we are helping to save lives or organs.

WF: What segments of the 3D printing market are your focus? ^

WC: We've built an end-to-end software platform, what we call a 3DaaS (3D-as-a-service) platform. It allows us to go into multiple verticals. The process is basically the same for each vertical. Today, we work in these areas: medical, veterinary, architectural, gaming, trade shows and footwear. We try to identify marketplaces where personalization and customization play a big part. In the future, there will be other areas that we put additional resources into.

WF: Who are your customers? ^

WC: With over 500 customers, we work with a lot of brands as well as many Fortune 500 companies including Walmart, Microsoft, Siemens, Target, Wolverine, Autodesk, Sony, and many others. Most of those companies are in the infancy of 3D printing and how it will impact their businesses. Here is an example of how we work with one of our customers - Microsoft. In it's Halo Waypoint interface, Microsoft allows players to create their own Halo avatar. Using our software, players add armor and weaponry that they've earned in the game and can configure the avatar to a specific pose. We then 3D Print their model with a custom gamer tag on the base. It's a very personalized print job based on their avatar. Under the deal with Microsoft, we pay them a royalty. The 3D Print offer is in the software, but when the player buys, the order comes directly to us. We fulfill the order and ship it in a very nice package with the Halo branding.

Another customer is DroneDeploy. We 3D Print topographies and 3D buildings for their customers. DroneDeply is a technology startup that uses drones to capture imagery and process maps and 3D models. A DroneDeploy customer maneuvers their drone, via coordinates, to capture images (for example - a shopping mall). The images are stitched together to create a 3D model. Using the WhiteClouds 3DaaS (3D-as-a-service) platform, information is uploaded to us and we 3D Print the order and drop-ship it directly to DroneDeploy's customer within a few days. We've found that a lot of their customers are mining companies wanting a 3D topographical model, so the service has a lot of interesting applications.

WF: Who are your customers in the healthcare sector? ^

WC: We work with different hospital chains directly - a few customers are Intermountain Healthcare, University of Utah, Stanford, UCLA, and University of Texas. Keep in mind, 3D Printing is still extremely early in the healthcare sector. We have forged a very strong partnership with TeraRecon, the largest 3D Visualization software provider in the medical space. Globally, they have approximately 4,500 hospital networks using their software. Their software is vendor neutral, meaning they work with any CAT scan or MRI provider - it may be GE, Toshiba, or Philips. Our partnership with TeraRecon provides the first end-to-end click-to-print solution for the medical professional to segment (select the region of interest from a CAT-Scan/MRI) the 2D data and receive a 3D printed anatomical model. WhiteClouds' software and design professionals position the model for best display capabilities including the use of our patent-pending hinge and slice functions.
These models are used in preoperative collaboration for surgical planning and patient education. TeraRecon sells what are called "PrintPacks" to hospitals - bundles from 50-5,000 prints.

We are also working with Anatomy Warehouse, a global company that provides standard anatomical models to hospitals, research centers, and educational institutions. We are providing the customization and personalization of 3D prints from CAT Scans and MRIs or special prints to be used in displays.

Recently, we have begun working with Sectra, a large 3D Visualization software provider in Europe, to provide 3D printed medical models to their hospital networks.

WF: What is your work in the veterinary space? ^

WC: If you think about most of the medical advances in humans, from drugs to equipment, most of them had their beginnings in the veterinary industry. 18 months ago we began a trial program in veterinary 3D printing with the largest provider of veterinary surgical centers in the US - about 1,870 centers. We began with trials in angular limb deformity in dogs - we 3D Print the exact replicas of the dogs orthopedic structure allowing the surgeon to measure, practice, and pre-fabricate metal plates that would be used on the dog during surgery. Reducing anesthesia time on animals helps the success rate of the surgery. We are beginning to do all types of 3D prints in animals related to orthopedic, vascular, tumor resection and soft-tissue functions. This is very new to the Veterinary industry and we are excited to expand our relationships with the largest players in the space.

WF: Who are your competitors? ^

There are a number of competitors in each of the verticals we participate in. We believe we lead the particular vertical segments we are in. Many of our competitors have actually turned into our customers. They realize with our quality and capacity it is better to partner with us than to compete against us. There are a lot of smaller companies that are trying to enter the marketplace. The barriers-to-entry are quite high. Most of our competitors focus more on 3D Printing prototypes as opposed to end products which is the bulk of our business. There are a number of different 3D printing technologies - we focus our efforts on the technologies that produce full-color prints. Many of our competitors are focused on technologies in the non-color plastics used to produce prototypes.

WF: Who's responsible for educating customers about 3D printing?

That's a huge obstacle, and it's something that all of us in the industry have to overcome as 3D content explodes. Microsoft has come a long way. They have a new builder app and an embedded 3D courier, so they are educating people on how to create content and obviously output it to a 3D printer. As that knowledge expands, consumption will increase. That is one reason we have verticalized. We've understood that we need to seed those areas of the market that already have great content and give them a platform to be able to create physical objects from that content.

In the architectural space, we have an educational campaign going where we are sending out samples of finished 3D printed architectural models to the top 500 builders in the country. We have found that most builders have no idea this can be done, even though some of them have heard about 3D printing. They didn't know that you can create such high quality and detailed models. We have taken it upon ourselves to educate the market in the verticals we are in because if we don't, we don't know who will. We think this gives us a great opportunity to also drive sales. Even though it's a challenge, we feel it's a great opportunity for us to be first to market.

WF: How did WhiteClouds get started?

WC: Jerry: I had a very successful company before this. I was the founder and CEO of Purch, which is one of the largest internet technology media companies in the world. We owned about a dozen different websites related to helping consumers purchase technology products and services. I was at a time in my life where I wanted some change, and wanted to start a new company based on new, up-and-coming technologies. With my love for building things, 3D printing was a natural fit. The co-founders and I thought this would be an exciting thing to do and an easy process to get started. We were wrong on that. It took us a couple of years to figure out how to get good quality prints and how to identify the right markets to go into. That was part of our early startup. Now we're ready and expecting to increase our sales and marketing and really grow. That's part of the reason why we're doing this Wefunder project.

WF: How has WhiteClouds grown so far?

WC: We have grown from that first color printer we purchased in 2013 to having approximately 50 production printers in a 60,000-square-foot facility. We moved into our new facility in October of 2015 and that was a nice milestone for us. We were in very cramped quarters and to be able to move into this facility, and be prepared for our future growth, was one of the best decisions we have made. The move, along with additional 3D printer purchases, made us the largest full-color 3D printing company in the world.

As we have grown, we have increased our R&D expenditures to make sure we are continuing to innovate. For example, in early 2015, we invested heavily in healthcare 3D printing--being able to take CAT-Scans and MRI's and converting them into personalized anatomical models for surgeons to use.

In 2017, we filed our first patent. It is our sliced hinged model for medical use. We completed two acquisitions over the last 3 years, two 3D printing related software companies, Sandboxr and 3DPlusMe.

We recently added David Forsberg, our Chief Revenue Officer, to our executive team. David, with his 25 years of experience, led the sales and marketing teams at MarketStar (now part of the Omnicom group OMC (NYSE)) and their growth to over $325M in annual revenue revenues to hundreds of millions.

WF: What are your goals for the immediate future?

WC: We want to increase our sales and marketing efforts and then capitalize on what we've already built. We have seen recent success in driving sales in 3D fabrication with the use of mixed-media technologies. This new 3D technology fabrication has allowed us to build much larger 3D models. Whether dioramas or large 3D structures, we can now use 3D Printing along with other technologies to create some awesome looking models. Our success has come from the Trade Show industry, which is a ready marketplace - we will continue more sales and marketing efforts in this area.

WF: What does WhiteClouds do better than everyone else?

WC: We believe the thing we are better at than anyone is the quality of our 3D, full-color prints. We don't think there's anyone who can match our quality. We also think we have automated significant amounts of the process that takes existing 2D content and converts it into 3D printable content. That is a strong core element of what we do. With our software interfaces in our 3DaaS (3D-as-a-service) platform, we are continually improving our channel connections as much as possible. There are times where it still requires a human designer to complete the design to make it truly print-ready and we have one of the best teams of designers in the industry.

Another big differentiator WhiteClouds has is when it comes to capacity and turnaround times. With the largest number of full-color 3D printers under one roof, we are able to produce items within a few days--in some cases, next day. We have the capacity to be able to take on very large deals.

WF: Tell us about your Patent in the Medical Space?

WC: WhiteClouds has a patent-pending "Hinge and Slice" technology that allows for examining specific areas of interest inside the body (usually a living organ) by evaluating various slices of the anatomical model. These individual slices are hinged together, similar in function to an unfolded-fan. It allows doctors to plan for surgical procedures and patient education. The model can be built using a specified number of slices and by specified thicknesses in each slice.

We are now beginning to use this same "Hinge and Slice" technology in the Veterinary space. The patent was filed on July 6, 2016 and has been assigned Application No. 62/359,086.

WF: Which customer is growing the fastest in using WhiteClouds services?

WC: We have been working with Freeman, the worlds largest Experiential Trade show management company in the world for the last 18 months. We are getting more and more 3D requests from them. When one of their trade show customers need something really cool and unique, we get the call from Freeman. We anticipate they will become WhiteClouds largest customer in the near future. The potential is huge with Freeman and other Trade Show/Event/Agency companies.

WF: Will WhiteClouds evolve into large scale production?

Yes, we work with a lot of businesses that are trying to unlock the mystery of how 3D Printing works and how this impacts unique personalization in various products. Many of them are in the early stages of this. It makes sense to do one-time orders to get the process started, but in time, we anticipate these will turn into large-scale production orders where each and every product will be unique. Even though we might do thousands of Halo figurines through Microsoft, every one's going to be a slightly different pose or different colors and names. That's why you need the capabilities of 3D printing.

WF: How do you acquire customers?

WC: It depends on the vertical. Many of our customers come to us through word of mouth because we have built a level of quality that's unprecedented in the industry. If you are looking for full-color 3D printing, we set the bar, and we're constantly raising it. We have good brand recognition in the full color space and we generate a lot of leads from that recognition. We actively pursue marketing opportunities, SEO, SEM, social, email campaigns, and direct marketing. We have dedicated resources in each of our verticals to develop strategic partnerships.

Often, we reach out to potential customers that will be strategic in nature--channel partners. Together, we may be building the first product in that particular segment. We do a lot of channel development with the businesses who already have large customer bases. We don't have to sell to their end-consumer--the channel partner does this. We help the channel partner build out a new personalized product line. Some of the successes we have seen with our channel partners is going to require us to put more efforts into sell-through activities within these partners. One of our growing customers has about 3,000 employees in their sales departments and we need all 3,000 of them to know exactly what we can offer them as they are preparing bids for their customers.

WF: Why are you raising money?

WC: Most of our fund raising will go towards sales and marketing activities. We plan to increase the breadth of the sales team, invest in brand recognition, conduct general marketing activities and build out our channel development. We are getting more requests for larger models and may need some additional equipment to build these types of models. We had a great success raising the maximum amount ($1,070,000) on Wefunder last year and want to do the same thing again this year. With last years raise we added 626 ambassadors (investors) for WhiteClouds and we want to do it again.

WF: Tell us about your executive team.

WC: Joey: I joined WhiteClouds in mid-2015. The bulk of my career is with large software companies where I developed software products. Notably, I was vice-president over global software for Brooks Automation (NASD: BRKS). The software portion of the company generated about $110 million a year, and I was over all of the software product management and marketing. After that, I built up and sold a couple of software companies, and then did some consulting work while looking for the next big thing. I'm extremely excited about joining WhiteClouds and believe strongly in what we can do. My strength is not only in software but in efficiency and manufacturing improvements. Most of the software products that I helped develop, or at least managed, were manufacturing software products, so I have a lot of experience in that.

David: My entire career has been in Sales and Marketing. I was Executive Vice-President at Marketstar (acquired by Omnicom: OMC (NYSE)). I led the company in growing from a few million dollars in revenue to hundreds of millions. I am an innovator in designing and managing sales and marketing strategy and operations for both Fortune 500 and emerging companies. I have designed sales and go-to-market strategies for dozens of companies including Google, DropBox, Verizon, Whirlpool, Cisco, HP, Samsung, Intel and Microsoft.

Jerry: I have 35 years of experience in technology-related companies, primarily software and media. I have created 8 companies (5 of which still exist). Prior to WhiteClouds, I was the founder of Purch, a large global Internet technology media company that helps consumers purchase technology products. It now has approximately 125 Million monthly unique visitors from websites such as TopTenReviews, Toms Hardware, Laptop Magazine, BuyerZone, Business.com and many others.

We have a great team chemistry and our executive team is well-positioned for the future.

WF: What is the grand vision for WhiteClouds?

WC: Imagine the future when 3D printing has significantly altered how products are designed and manufactured, allowing complete personalization in all business sectors. Whiteclouds will be the enabler for businesses to accomplish this. Behind the scenes we are building a great company and setting about to make a difference in the world. We think we're early in 3D Printing and this industry has unlimited potential. We have built a great foundation and are well poised for the future.

Ask a Question

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Barnaby Zelman May 6 2017

Have made a number of investments so far this year, just wish your minimum was more in line with Reg CF offerings. If you do modify the minimum, or add a Reg D round, please let me know as I'd like to get in at max $500.



Jerry Ropelato CEO FOUNDER May 12 2017

Hi Barnaby. Thanks for your question. Our $1,000 minimum investment was made in conjunction with WeFunder - it was tough to make the call on whether a $100, $500, or $1,000 minimum was the right decision. We made our decision, but will definitely keep you in mind if things change or we expand our offering. We would love to have you as an investor and to experience the journey with us. Thanks.

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Abdulla Al Awani May 1 2017

1st of all congratulation on creating such business. the number looks promising and i believe that few years down the road things will look great. My 2 questions are: 1) are you positioning your company with the likes of ExOne, Stratasys and 3D Systems ? if not then what are the benchmark for you now. the 2nd question is: how much or what percentage of the company is offered right now? and is there further plans to increase that?



Jerry Ropelato CEO FOUNDER May 1 2017

Question 1 – Company positioning: We don't matchup perfectly with any of the public comp benchmarks, but our business is similar to the service side of Protolabs, Stratasys, 3D Systems , ExOne, iMaterialise, and some of the acquisitions they have made – Solid Concepts, Gentle Giant, Redeye, Harvest Technologies, etc. While they focus on 3D printing of prototypes, we focus on 3D printing of end-use products.

Question 2 – Offering %: With the maximum limit under the SEC Reg CF, we would be offering about 6% of our company. If we go over the maximum in our raise, we may consider spinning up a Reg D and offering more.

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RISKS

1 While the Company believes in good faith that its business plans have a reasonable chance of success, the operations of the Company are ultimately speculative and involve the possibility of a total loss of investment, due to any number of considerations. Investment is suitable only for individuals who are financially able to withstand total loss of their investment.

2 We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

WhiteClouds is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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